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                                                                    EXHIBIT 12.1


                       RACI HOLDING, INC. AND SUBSIDIARIES
         Statement Re: Computation of Ratio of Earnings to Fixed Charges
                              (Dollars in Millions)




                                                           Year Ended December 31,
                                          --------------------------------------------------------
                                           1998          1997        1996        1995        1994
                                          ------        ------      ------      ------      ------

Earnings:
--------
     Net Income (Loss)                    $ 17.2        $ 5.5       $(13.8)     $ 11.5      $ 9.4
     Add:
         Income Taxes                       11.1          3.5         (7.0)        8.5         6.4
         Interest Expense (a)               19.2         23.6         25.1        21.5        20.6
         Portion of Rents
             Representative of
             Interest Factor                 0.1          0.3          0.3         0.3         0.3
                                          ------       ------       ------      ------      ------
                                          $ 47.6       $ 32.9       $  4.6      $ 41.8      $ 36.7
                                          ======       ======       ======      ======      ======

Fixed Charges:
-------------
         Interest Expense (a)             $ 19.2       $ 23.6       $ 25.1      $ 21.5      $ 20.6
         Capitalized Interest                  -          0.2          0.2           -           -
         Portion of Rents
             Representative of
             Interest Factor                 0.1          0.3          0.3         0.3         0.3
                                          ------       ------       ------      ------      ------
                                          $ 19.3       $ 24.1       $ 25.6      $ 21.8      $ 20.9
                                          ======       ======       ======      ======      ======

             Ratio of Earnings to
             Fixed Charges                   2.5 x        1.4 x        0.2 x       1.9 x       1.8 x


(a) Includes amortization of discount on indebtedness and excludes capitalized interest.